Morgan Stanley Capital Growth Securities
                     Item 77(o) 10f-3 Transactions
                  April 1, 2002 - September 30, 2002

Security Date of   Price    Shares   % of   Total          Purcha  Broker
         Purchase  Of       Purchas  Assets Issued         sed
                   Shares   ed                             By
                                                           Fund

Premcor  04/29/02  $24.00   6,100    0.052% $432,000,000   0.034%  Credit
                                                                   Suisse
                                                                   First
                                                                   Boston,
                                                                   Goldman
                                                                   Sachs,
                                                                   Salomon
                                                                   Smith
                                                                   Barney,
                                                                   Deutsch
                                                                   e Bank
                                                                   Secs.,
                                                                   Bear
                                                                   Stearns